Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

August 14, 2012

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Marco Kuepfer Vice President Finance and Treasurer

Dear Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-172490) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

1.125% Notes due 2017 (the “2017 Notes”), 2.500% Notes due 2022 (the “2022 Notes”) and 3.875% Notes due 2042 (the “2042 Notes” and, together with the 2017 Notes and the 2022 Notes, the “Notes”).

Principal Amount:

In the case of the 2017 Notes, $750,000,000.

In the case of the 2022 Notes, $750,000,000.

In the case of the 2042 Notes, $750,000,000.

Interest Rate:

In the case of the 2017 Notes, 1.125% per annum, from August 21, 2012, payable semiannually in arrears on February 21 and August 21, commencing February 21, 2013 to holders of record on the preceding February 1 or August 1, as the case may be.

In the case of the 2022 Notes, 2.500% per annum, from August 21, 2012, payable semiannually in arrears on February 22 and August 22, commencing February 22, 2013 to holders of record on the preceding February 1 or August 1, as the case may be.

In the case of the 2042 Notes, 3.875% per annum, from August 21, 2012, payable semiannually in arrears on February 21 and August 21, commencing February 21, 2013 to holders of record on the preceding February 1 or August 1, as the case may be.

Maturity:

In the case of the 2017 Notes, August 21, 2017.

In the case of the 2022 Notes, August 22, 2022.

In the case of the 2042 Notes, August 21, 2042.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes – Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2017 Notes, 98.575% of the principal amount of the 2017 Notes.

In the case of the 2022 Notes, 98.422% of the principal amount of the 2022 Notes.

In the case of the 2042 Notes, 96.713% of the principal amount of the 2042 Notes.

Expected Reoffering Price:

In the case of the 2017 Notes, 98.925% of the principal amount of the 2017 Notes.

In the case of the 2022 Notes, 98.872% of the principal amount of the 2022 Notes.

In the case of the 2042 Notes, 97.588% of the principal amount of the 2042 Notes.

Names and Addresses of the Several Underwriters:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10179

Attn: LCD-BID

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Debt Capital Markets Syndicate

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: High Grade Syndicate Desk

RBS Securities Inc.

600 Washington Blvd.

Stamford, Connecticut 06901

Attn: Debt Capital Markets Syndicate

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.        For purposes of the Underwriting Agreement, the “Applicable Time” is 4:00 P.M. (New York City time) on the date of this Terms Agreement.

2.        For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, ninth and eleventh paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

3.        The following selling restrictions apply to the offer and sale of the Notes:

(a)        Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)        Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1)        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3)        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c)        Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)        Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e)        Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)        Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

The Closing will take place at 9:00 A.M., New York City time, on August 21, 2012, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/S/ SHARON HARRISON
Name: Sharon Harrison
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/S/ JARED BIRNBAUM
Name: Jared Birnbaum
Title: Managing Director

By:	/S/ JOHN C. MCCABE
Name: John C. McCabe
Title: Director

RBS SECURITIES INC.

By:	/S/ MOSHE TOMKIEWICZ
Name: Moshe Tomkiewicz
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/S/ MARIA SRAMEK
Name: Maria Sramek
Title: Executive Director

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ MARCO KUEPFER
Name: Marco Kuepfer
Title: Vice President Finance and Treasurer

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 1.125% Notes due 2017	Principal Amount of 2.500% Notes due 2022	Principal Amount of 3.875% Notes due 2042

Credit Suisse Securities (USA) LLC	$187,500,000	$187,500,000	$187,500,000
Deutsche Bank Securities Inc.	$187,500,000	$187,500,000	$187,500,000
J.P. Morgan Securities LLC	$187,500,000	$187,500,000	$187,500,000
RBS Securities Inc.	$187,500,000	$187,500,000	$187,500,000

Total	$750,000,000	$750,000,000	$750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-172490

FINAL TERM SHEET

Philip Morris International Inc.

Dated August 14, 2012

1.125% Notes due 2017

2.500% Notes due 2022

3.875% Notes due 2042

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	1.125% Notes due August 21, 2017 (the “2017 Notes”) 2.500% Notes due August 22, 2022 (the “2022 Notes”) 3.875% Notes due August 21, 2042 (the “2042 Notes”)

Aggregate Principal Amount:	2017 Notes: $750,000,000 2022 Notes: $750,000,000 2042 Notes: $750,000,000

Maturity Date:	2017 Notes: August 21, 2017 2022 Notes: August 22, 2022 2042 Notes: August 21, 2042

Coupon:	2017 Notes: 1.125% 2022 Notes: 2.500% 2042 Notes: 3.875%

Interest Payment Dates:	2017 Notes: Semi-annually on each August 21 and
February 21, commencing February 21, 2013
2022 Notes: Semi-annually on each August 22 and
February 22, commencing February 22, 2013
2042 Notes: Semi-annually on each August 21 and
February 21, commencing February 21, 2013

Price to Public:	2017 Notes: 98.925% of principal amount 2022 Notes: 98.872% of principal amount 2042 Notes: 97.588% of principal amount

Underwriting Discount:	2017 Notes: 0.350% 2022 Notes: 0.450%

2042 Notes: 0.875%

Net Proceeds:	2017 Notes: $739,312,500 (before expenses) 2022 Notes: $738,165,000 (before expenses) 2042 Notes: $725,347,500 (before expenses)

Benchmark Treasury:	2017 Notes: 0.500% due July 31, 2017 2022 Notes: 1.625% due August 15, 2022 2042 Notes: 3.000% due May 15, 2042

Benchmark Treasury Price/Yield:	2017 Notes: 98-25+ / 0.748% 2022 Notes: 99-01+ / 1.729% 2042 Notes: 103-23 / 2.814%

Spread to Benchmark Treasury:	2017 Notes: +60 basis points 2022 Notes: +90 basis points 2042 Notes: +120 basis points

Yield to Maturity:	2017 Notes: 1.348% 2022 Notes: 2.629% 2042 Notes: 4.014%

Settlement Date (T+5):	August 21, 2012

CUSIP/ISIN:	2017 Notes: 718172 AS8 / US718172AS80 2022 Notes: 718172 AT6 / US718172AT63 2042 Notes: 718172 AU3 / US718172AU37

Listing:	Application will be made to list the 2017 Notes, the 2022 Notes and the 2042 Notes on the New York Stock Exchange

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC RBS Securities Inc.

Allocations:	2017 Notes	2022 Notes	2042 Notes
Credit Suisse Securities (USA) LLC	$187,500,000	$187,500,000	$187,500,000
Deutsche Bank Securities Inc.	$187,500,000	$187,500,000	$187,500,000
J.P. Morgan Securities LLC	$187,500,000	$187,500,000	$187,500,000
RBS Securities Inc.	$187,500,000	$187,500,000	$187,500,000

Total	$750,000,000	$750,000,000	$750,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBS Securities Inc. toll free at 1-866-884-2071.